Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT

AGREEMENT

Second Amendment to Second Amended and Restated Credit Agreement, dated November 7, 2016, by and among L.B. FOSTER COMPANY, a Pennsylvania corporation (the “Company”), CXT INCORPORATED, a Delaware corporation (“CXT”), SALIENT SYSTEMS, INC., an Ohio corporation (“Salient Systems”), L.B. FOSTER RAIL TECHNOLOGIES, INC., a West Virginia corporation (“Rail Technologies, Inc.”), L.B. FOSTER RAIL TECHNOLOGIES CANADA LTD., a corporation incorporated under the laws of Canada (“Rail Technologies Canada”) and L.B. FOSTER RAIL TECHNOLOGIES, CORP., a corporation amalgamated under the laws of Canada (“Rail Technologies, Corp.” and together with the Company, CXT, Salient Systems, Rail Technologies, Inc. and Rail Technologies Canada, collectively referred to herein as the “Borrowers”), each of the Guarantors (as listed on the signature pages hereto), the Lenders (as hereinafter defined) and PNC Bank, National Association, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (the “Second Amendment”).

W I T N E S S E T H:

WHEREAS, the Borrowers, certain of the Guarantors, the lenders party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement, dated March 13, 2015, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated June 29, 2016 (as may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

2. The cover page of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the cover page attached hereto as Attachment A.

3. The third introductory paragraph of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

The Borrowers have requested that the Lenders amend and restate the Existing Credit Agreement to provide (i) a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $195,000,000, with sublimits for (a) the issuance of Letters of Credit in Dollars and in Optional Currencies in an amount not to exceed $30,000,000, (b)

borrowings of Swing Loans in Dollars in an amount not to exceed $15,000,000, and (c) borrowings in Optional Currencies in an amount not to exceed $25,000,000; and with an accordion feature not to exceed $100,000,000, and (ii) a $30,000,000.00 term loan facility. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

4. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in the appropriate alphabetical order:

Consolidated Fixed Charge Coverage Ratio shall mean, for any period of determination, the ratio of (i) Consolidated EBITDA to (ii) Fixed Charges.

Consolidated Indebtedness shall mean, for any period of determination, the aggregate of all Indebtedness of the Company and its Subsidiaries (excluding the indebtedness described in clause (iv) of the definition of Indebtedness) consolidated in accordance with GAAP.

Excess Cash Flow shall mean, for any period of determination, (i) Consolidated EBITDA minus (ii) Fixed Charges.

Fixed Charges shall mean, for any period of determination, the sum of each of the following, to the extent actually paid in cash during such fiscal period, (i) income taxes (excluding taxes related to repatriation of foreign cash and taxes related to non-ordinary course asset sales), (ii) required principal payments on Indebtedness (without giving effect to any voluntary or mandatory prepayments), (iii) required capital lease payments, (iv) dividends and redemptions, (v) capital expenditures and (vi) interest paid.

Gross Leverage Ratio shall mean, as of the end of any date of determination, the ratio of (i) Consolidated Indebtedness to (ii) Consolidated EBITDA for the four (4) consecutive fiscal quarters then ending.

Maturity Date shall mean, with respect to the Term Loans, March 13, 2020.

Net Cash Proceeds shall mean (a) in connection with any asset sale or any Recovery Event, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds actually received from deferred payments of principal pursuant to a note, a receivable or otherwise), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be reserved for indemnification, adjustment of purchase price or similar obligations pursuant to the agreements governing such asset sale, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such asset sale or Recovery Event (other than any Lien pursuant to a Collateral Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any equity issuance or sale or any incurrence of

Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and net of taxes paid (after taking into account any available tax credits or deductions and any tax sharing arrangements).

Recovery Event shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Loan Party or any Subsidiary of a Loan Party.

Second Amendment Closing Date shall mean November 7, 2016.

Term Loan Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.

Term Loans shall mean collectively and Term Loan shall mean separately all Term Loans or any Term Loans made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 3.1[Term Loans Commitments].

Undrawn Availability shall mean, on any date of determination, an amount equal to the Revolving Credit Commitments minus the Revolving Facility Usage.

5. Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions: ”Acquisition Compliance Certificate”, “Interest Coverage Ratio”, “Release Date”, “Release Request” and “Release Trigger Conditions”.

6. The definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Applicable Margin shall mean, as applicable:

(A) the percentage spread to be added to the Base Rate applicable to Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Base Rate Spread”, or

(B) the percentage spread to be added to the Euro-Rate applicable to Loans under the Euro-Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Euro-Rate Spread”.

7. The definition of “Base Rate Option” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Base Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in either Section 4.1.1(i) [Revolving Credit Base Rate Option] or Section 4.1.4(i) [Term Loan Base Rate Option], as applicable.

8. The definition of “Commitment” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment (and in the case of PNC, its Swing Loan Commitment) and Term Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Term Loan Commitments of all of the Lenders.

9. The definition of Consolidated EBITDA set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Consolidated EBITDA for any period of determination shall mean (a) the sum of: (i) net income, (ii) depreciation, (iii) amortization, (iv) interest expense, (v) income tax expense, (vi) non-cash expenses in connection with the Borrowers’ employee equity and long-term incentive compensation plans, (vii) reasonable transaction costs and expenses related to Permitted Acquisitions in an aggregate amount not to exceed $2,500,000 applied by the Borrowers in the period that any such Permitted Acquisition occurred, (viii) expenses and fees incurred during such period in connection with the IOS Transaction and the acquisition and integration of Chemtec Energy Services, L.L.C. (including legal, accounting, auditing and consulting expenses) in an aggregate amount not to exceed $2,000,000, (ix) severance costs incurred by the Company and its Subsidiaries through the end of the fiscal year ending December 31, 2017 in an aggregate amount not to exceed $2,000,000 and (x) any other non-cash charges, non-cash expenses or non-cash losses of the Company or any of its consolidated Subsidiaries (including but not limited to costs recognized related to an acquisition purchase price allocation to tangible or intangible assets not classified as depreciation or amortization); provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses shall be subtracted from consolidated net income in calculating Consolidated EBITDA in the period when such payments are made, minus (b) non-cash credits to net income, in each case of the Company and its Subsidiaries (including but not limited to benefits recognized related to an acquisition purchase price allocation to tangible or intangible assets not classified as depreciation or amortization) for such period determined and consolidated in accordance with GAAP; provided, however, that for the purposes of calculating Consolidated EBITDA, (i) items related to Joint Ventures shall be excluded, except that cash dividends paid by any Joint Venture to the Company or a wholly-owned Subsidiary of the Company shall be included in Consolidated EBITDA, (ii) gains or losses on non-ordinary course asset sales shall be excluded, and (iii) with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis in a manner acceptable to the Administrative Agent, using historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period, and provided, further, that for the purposes of this definition, with respect to a business or assets conveyed or disposed of by the Loan Parties pursuant to Section 8.2.7 [Dispositions of Assets or Subsidiaries], Consolidated EBITDA shall be calculated on a pro forma basis as if such disposition or conveyance had been consummated at the beginning of such period.

10. The definition of “Euro-Rate Option” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Euro-Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii) [Revolving Credit Euro-Rate Option] or Section 4.1.4(ii) [Term Loan Euro-Rate Option], as applicable.

11. The definition of “Interest Period” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Interest Period shall mean the period of time selected by the Borrowers in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans or Term Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one Month with respect to Optional Currency Loans and one week or one, two, three or six Months with respect to all other Revolving Credit Loans. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers is requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrowers are renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date or the Maturity Date, as applicable.

12. The definition of “Loans” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, Swing Loans, Term Loans and the Optional Currency Loans or any Revolving Credit Loan, Swing Loan, Term Loan or Optional Currency Loan. Letters of Credit shall not be considered Loans hereunder unless drawings under such Letters of Credit are deemed to be a Revolving Credit Loan pursuant to Section 2.8.3 [Disbursements, Reimbursement] or a Letter of Credit Borrowing pursuant to Section 2.8.3.3, in which case such Letters of Credit shall be a Loan hereunder.

13. The definition of “Notes” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Notes shall mean, collectively, the promissory notes in substantially the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, in substantially the form of Exhibit 1.1(N)(2) evidencing the Swing Loan, in substantially the form of Exhibit 1.1(N)(3) evidencing the Term Loans, and Note shall also include all other promissory notes accepted from time to time in connection with any Incremental Commitment.

14. The definition of “Payment Date” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Payment Date shall mean the first Business Day of each calendar quarter after the date hereof and on the Expiration Date (in the case of Revolving Credit Loans), the Maturity Date (in the case of Term Loans) or upon acceleration of the Notes.

15. The definition of “Permitted Acquisition” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Permitted Acquisition shall mean any purchase or acquisition by the Loan Parties and their Subsidiaries of the assets or stock of another Person which (A) occurred prior to the Second Amendment Closing Date, and (B) was permitted by this Agreement prior to giving effect to the Second Amendment.

16. The definition of “Ratable Share” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Ratable Share shall mean:

(i) with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment (excluding the Swing Loan Commitment) bears to the Revolving Credit Commitments (excluding the Swing Loan Commitment) of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments;

(ii) with respect to a Lender’s obligation to make Term Loans and receive payments, interest, and fees related thereto, the proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all of the Lenders; and

(iii) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment plus Term Loan, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments plus Term Loans of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

17. The definition of “Required Lenders” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Required Lenders shall mean

(i) If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(ii) If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 50% of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender), and (b) the aggregate outstanding amount of any Term Loan.

18. Any reference to “Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests]” set forth in the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 2.4 [Loan Requests; Swing Loan Requests]

19. Any reference to “Section 2.4.1 [Revolving Credit Loan Requests]” set forth in the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 2.4.1 [Loan Requests]

20. Section 2.4.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.4.1 Loan Requests. Except as otherwise provided herein, the Borrower Agent, on behalf of itself or a Borrower identified in the Loan Request (as hereinafter defined), may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, (i) not later than 1:00 p.m., three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans in Dollars; (ii) not later than 1:00 p.m., four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Optional Currency Loans or the date of conversion to or renewal of the Euro-Rate Option for Optional Currency Loans; and (iii) not later than 11:00 a.m., the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.4.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the aggregate amount of the proposed Loans (expressed in the currency in which such Loans shall be funded) comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amount shall be in (x) integral multiples of $250,000 (or the Dollar Equivalent thereof) and not less than $1,000,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche under the Euro-Rate Option, and (y) integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche under the Base Rate Option; (ii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the applicable Borrowing Tranche; (iii) the currency in which such Loans shall be funded if the Borrowers are electing the Euro-Rate Option; (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche; and (v) which Borrower is requesting the Revolving Credit Loan. No Loan made in an Optional Currency may be converted into a Base Rate Loan or a Loan denominated in a different Optional Currency.

Notwithstanding the requirement under this Section 2.4.1 [Loan Requests] that the Borrower Agent deliver a Loan Request three (3) Business Days prior to a proposed Borrowing Date with respect to the making of Revolving Credit Loans or Term Loans to which the Euro-Rate Option applies, the Lenders agree that the Borrower Agent may deliver a Loan Request on the same Business Day as the proposed Borrowing Date with respect to Term Loans made on the Second Amendment Closing Date.

21. Section 3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

3. TERM LOANS

3.1 Term Loan Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein specified, each Lender severally agrees to make Term Loans in Dollars to the Borrowers on the Second Amendment Closing Date in such principal amount as the Borrowers shall request up to, but not exceeding such Lender’s Term Loan Commitment.

3.2 Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms.

(i) The obligations of each Lender to make Term Loans to the Borrowers shall equal its Ratable Share of the requested Term Loan, provided that no Lender’s Term Loan to the Borrowers shall exceed its Term Loan Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Second Amendment Closing Date, and any portion of the Term Loan Commitment not drawn on the Second Amendment Closing Date shall automatically expire. The Term Loan Commitments are not revolving credit commitments, and the Borrowers shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments].

(ii) Subject to the limitations set forth in Section 12.14 [Foreign Loan Parties], the Borrowers shall repay to the applicable Lenders the aggregate principal amount of all Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of voluntary and mandatory prepayments in accordance with the order of priority set forth in Section 5.6 [Voluntary Prepayments] and Section 5.7 [Mandatory Prepayments]):

Date	Amount
January 1, 2017	$2,307,692.31
April 1, 2017	$2,307,692.31
July 1, 2017	$2,307,692.31
October 1, 2017	$2,307,692.31
January 1, 2018	$2,307,692.31
April 1, 2018	$2,307,692.31
July 1, 2018	$2,307,692.31
October 1, 2018	$2,307,692.31
January 1, 2019	$2,307,692.31
April 1, 2019	$2,307,692.31
July 1, 2019	$2,307,692.31
October 1, 2019	$2,307,692.31
January 1, 2020	$2,307,692.31

3.3 Term Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Term Loans made to it by each Lender, together with interest thereon, shall be evidenced by a Term Note, dated the Second Amendment Closing Date, payable to the order of such Lender in a face amount equal to the Term Loan Commitment of such Lender.

22. Section 4 of the Credit Agreement is hereby amended by adding the following new Section 4.1.4:

4.1.4 Term Loan Interest Rate Options. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

(i) Term Loan Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of three hundred sixty five (365) or three hundred sixty six (366) days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Term Loan Euro-Rate Option: A rate per annum (computed on the basis of a year of three hundred sixty (360) days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

23. Section 4.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

4.5 Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option or Term Loan Base Rate Option, as applicable, commencing upon the last day of the existing Interest Period.

24. Section 5.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 1:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans or Term Loans in Dollars (unless otherwise provided herein) and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 1:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated”. All payments of principal and interest made in respect of the Loans must be repaid in the same currency (whether Dollars or the applicable Optional Currency) in which such Loan was made and all Unpaid Drawings with respect to each Letter of Credit shall be made in the same currency (whether Dollars or the applicable Optional Currency) in which such Letter of Credit was issued. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the applicable Borrower with the Administrative Agent.

25. Section 5.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.5 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date or Maturity Date, as applicable, upon acceleration or otherwise).

26. Section 5.6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.6.1 Right to Prepay. Each Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever any Borrower desires to prepay any part of the Loans, such Borrower shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or Term Loans denominated in Dollars, and at least four (4) Business Days prior to the date of prepayment of any Loans denominated in an Optional Currency, or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x) a statement indicating the application of the prepayment between the Revolving Credit Loans, Term Loans and Swing Loans;

(y) a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the Euro-Rate Option applies; and

(z) the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swing Loan, $1,000,000 for any Optional Currency Loan or $1,000,000 for any Revolving Credit Loan or Term Loan.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.6.1 [Right to Prepay] shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities. Except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights], if the Borrowers prepay a Loan but fails to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Revolving Credit Loans and Term Loans to which the Base Rate Option applies, then to Revolving Credit Loans to which the Euro-Rate Option applies which are not in Optional Currencies and the Term Loans to which the Euro-Rate Option applies, then to Revolving Credit Loans denominated in Optional Currencies, and then to Swing Loans which the Base Rate Option applies. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 5.10 [Indemnity]. Prepayments shall be made in the currency in which such Loan was made, unless otherwise directed by the Administrative Agent.

27. Section 5.7.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.7.4 Application of Prepayments. All prepayments pursuant to Section 5.7.1 [Revolving Facility Usage exceeds Revolving Credit Commitments] shall be applied to reduce the Revolving Credit Loans (without a permanent corresponding Revolving Credit Commitment reduction unless otherwise provided in this Agreement).

28. Section 5.7 of the Credit Agreement is hereby amended by adding the following new Section 5.7.6 at the end thereof:

5.7.6 Additional Mandatory Prepayments. In addition to any other mandatory prepayments required pursuant to this Section 5.7, the applicable Borrower or the Company shall make mandatory prepayments of principal as follows:

(i) If the Borrower or any of its Subsidiaries receives Net Cash Proceeds from any sale of assets authorized under clauses (iv) and (vi) of Section 8.2.7 [Disposition of Assets or Subsidiaries], within thirty (30) Business Days of receipt of Net Cash Proceeds from such sale or the aggregate Net Cash Proceeds of all such sales in any fiscal year exceeding Five Million and 00/100 Dollars ($5,000,000.00), the Borrowers shall make a mandatory prepayment of principal on the Loans to be applied in accordance with Section 5.7.2 [Application Among Interest Rate Options] equal to 100% of such Net Cash Proceeds of such sale(s) together with accrued interest on such principal amount. The foregoing shall not be deemed to be implied consent to any such sale of assets otherwise prohibited by the terms and conditions hereof;

(ii) If the Borrower or any of its Subsidiaries receives proceeds from any issuance of equity securities of the Loan Parties, within five (5) Business Days of receipt of Net Cash Proceeds from such equity issuance, the Borrowers shall make a mandatory prepayment of principal on the Loans to be applied in accordance with Section 5.7.2 [Application Among Interest Rate Options] equal to 50% of the Net Cash Proceeds of such equity issuance together with accrued interest on such principal amount;

(iii) If the Borrower or any of its Subsidiaries receives Net Cash Proceeds from a Recovery Event, within thirty (30) Business Days after receipt of such Net Cash Proceeds exceeding $5,000,000 in any fiscal year, the Borrowers shall make a mandatory prepayment of principal on the Loans to be applied in accordance with Section 5.7.2 [Application Among Interest Rate Options] equal to 100% of such Net Cash Proceeds exceeding $5,000,000 together with accrued interest on such principal amount; and

(iv) commencing with the fiscal year ending December 31, 2017 and each fiscal year of the Company ending thereafter, if any portion of the Term Loan is outstanding, the Term Loan shall be prepaid in an amount equal to seventy-five percent (75%) of Excess Cash Flow of the Company and its Subsidiaries within five (5) Business Days of delivery of the Company’s annual financial statements for each such fiscal year, but in any event no later than ninety (90) days after the end of each fiscal year; provided that if at the end of any such fiscal year (commencing with the fiscal year ending December 31, 2017), the Gross Leverage Ratio is less than 4.00 to 1.00, the amount required to be prepaid by the Loan Parties for such fiscal year pursuant to this clause (iv) shall be reduced to an amount equal to fifty percent (50%) of Excess Cash Flow of the Company and its Subsidiaries.

All payments set forth in clauses (i) through (iii) above will be first applied to reduce the Term Loan in inverse order of scheduled maturities to the remaining principal payments without premium or penalty (subject to payment of breakage costs in the case of a prepayment of any Term Loan subject to a Euro-Rate Option other than on the last day of the relevant Interest Period for such Term Loan, or any other provisions contained in this Agreement) and then to the outstanding Revolving Credit Loans, if any. Mandatory prepayments of the Term Loan hereunder may not be reborrowed.

29. Section 6.1.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.1.18 Liens in the Collateral. The Liens in the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents constitute and will continue to constitute first priority, perfected security interests, except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over Liens in favor of the Administrative Agent pursuant to any applicable law and (b) Liens perfected only by possession, to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Loan Parties.

30. Section 8.1.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.1.3 Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain insurance with responsible companies in such amounts and against such risks as is usually carried by companies of established repute engaged in the same or similar businesses, owning similar properties and located in the same general areas as the Company and its Subsidiaries. At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the First Amendment Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements which include the provisions specified below or are otherwise in form acceptable to the Administrative Agent in its discretion. The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds may, at the option of the Administrative Agent, (i) in the case of property insurance proceeds received during the existence of an Event of Default, be applied by the Administrative Agent to the payment of the Obligations in accordance with the terms of the Credit Agreement, (ii) for losses of less than Five Million and 00/100 Dollars ($5,000,000) received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties, and (iii) for losses equal to or greater than Five Million and 00/100 Dollars ($5,000,000) be applied by the Administrative Agent in accordance with clause (i) of Section 5.7.6 [Additional Mandatory Prepayments and Section 5.7.2 [Application Among Interest Rate Options].

31. Section 8.1.5 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

Within one hundred and twenty (120) days of the Second Amendment Closing Date, one field exam, one inventory appraisal and one fixed asset appraisal of the Collateral and certain other assets of the Company and its Subsidiaries as required by the Administrative Agent shall be conducted by an independent examiner selected by the Administrative Agent, at the sole cost and expense of the Loan Parties. Commencing with the fiscal year ending December 31, 2017 and each fiscal year thereafter, at the request of the Administrative Agent or the Required Lenders, the Administrative Agent shall have the right to conduct one field exam, one inventory appraisal and one fixed asset appraisal of the Collateral and certain other assets of the Company and its Subsidiaries as required by the Administrative Agent during each such fiscal year of the Company, each of which shall be conducted by an independent examiner selected by the Administrative Agent, shall be at the sole cost and expense of the Loan Parties. Notwithstanding anything to the contrary herein, if an Event of Default has occurred and is continuing, the Administrative Agent may require additional field exams, inventory appraisals and fixed asset appraisals, each of which shall be at the Loan Parties’ expense.

32. Section 8.1.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.1.11 Further Assurances. Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Collateral Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

33. Clause (ix) of Section 8.2.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ix) (A) other loans and advances (which are not otherwise permitted in this Section 8.2.4) made to Persons which are not Loan Parties, and (B) other loans, advances and investments by Domestic Loan Parties (1) in Subsidiaries which are not Loan Parties, and (2) in Foreign Loan Parties, provided that the aggregate amount of such loans, advances and investments (after giving effect to any repayment of a loan or return of capital on investments) then existing (excluding the loans, advances and investments set forth on Schedule 8.2.4) shall not exceed $5,000,000 in the aggregate at any one time.

34. Section 8.2.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.2.5 Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Borrower except that (a) the Borrowers shall be permitted to pay dividends and distributions to other Borrowers, and (b) the Company shall be permitted to pay dividends and distributions and make redemptions with respect to its stock so long as prior to and after giving effect to such dividend, distribution or redemption (and treating such dividend, distribution or redemption as having occurred at the beginning of the fiscal period in which it is made): (i) no Event of Default or Potential Default shall have occurred, and (ii) the aggregate amount of dividends, distributions and redemptions does not exceed $1,700,000 in any fiscal year of the Company.

35. Section 8.2.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.2.6 Merger, Consolidation, and Acquisition of Assets. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or substantially all of the assets, division, business, stock or other ownership interests of any Person or permit any other Person to consolidate with or merge with it.

36. Clause (iv) of Section 8.2.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(iv) subject to the mandatory prepayment requirement set forth in Section 5.7.6(i), any sale, transfer, lease or other disposition of ownership interest or assets so long as the fair market value of such sales, transfers, leases and/or other dispositions does not exceed $25,000,000 in the aggregate for the period commencing on the Second Amendment Closing Date through the Expiration Date;

37. Clause (v) of Section 8.2.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(v) [Reserved]; and

38. Clause (vi) of Section 8.2.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(vi) subject to the mandatory prepayment requirement set forth in Section 5.7.6(i), any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above, which is approved by the Required Lenders.

39. Section 8.2.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.2.13 Maximum Gross Leverage Ratio: The Loan Parties shall not permit the Gross Leverage Ratio of the Company and its Subsidiaries to exceed (i) 4.25 to 1.00, calculated as of September 30, 2018 for the four (4) fiscal quarters then ending, and (ii) 3.75 to 1.00, calculated as of December 31, 2018 and as of the end of each fiscal quarter thereafter, in each case for the four (4) fiscal quarters then ending.

40. Section 8.2.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.2.14 Minimum LTM EBITDA; Minimum Consolidated Fixed Charge Coverage Ratio; Undrawn Availability.

(i) Minimum LTM EBITDA. The Loan Parties shall maintain Consolidated EBITDA of the Company and its Subsidiaries of not less than the minimum amounts set forth below for the applicable periods, in each case calculated as of the end of each fiscal quarter for the twelve (12) calendar month-period then ending (without duplication):

Fiscal Quarter Ending	Minimum LTM EBITDA
December 31, 2016 through June 30, 2017	$18,500,000
September 30, 2017	$23,000,000
December 31, 2017	$25,000,000
March 31, 2018	$29,000,000
June 30, 2018	$31,000,000

(ii) Minimum Consolidated Fixed Charge Coverage Ratio. The Loan Parties shall maintain a Consolidated Fixed Charge Coverage Ratio of at least the amounts set forth below for the applicable periods, in each case, for the four (4) fiscal quarters then ending:

Fiscal Quarter Ending	Minimum Consolidated Fixed Charge Coverage Ratio
December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017	1.00 to 1.00
March 31, 2018 and thereafter	1.25 to 1.00

(iii) Undrawn Availability. Commencing on the Second Amendment Closing Date through and including June 30, 2018, the Loan Parties shall at all times maintain Undrawn Availability of at least $25,000,000.

41. Section 8.3.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.3.1 Interim Financial Statements.

(i) Monthly Financial Statements. From the Second Amendment Closing Date through and including September 30, 2018, as soon as available and in any event within (A) thirty (30) calendar days after the end of each calendar month for the months of January through November of each year, and (B) sixty (60) calendar days after the end of each month of December of each year, the financial statements of the Company and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such month and related consolidated statements of income and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the

Chief Executive Officer, President, Chief or Deputy Chief Financial Officer, Treasurer or Assistant Treasurer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

(ii) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, a copy of the Company’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission and the financial statements of the Company and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Chief or Deputy Chief Financial Officer, Treasurer or Assistant Treasurer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

42. Section 8.3.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.3.3 Certificate of the Company. Concurrently with (i) the quarterly financial statements of the Company furnished to the Administrative Agent and to the Lenders pursuant to clause (ii) of Section 8.3.1 [Interim Financial Statements], commencing with the fiscal quarter ending March 31, 2015 and for all fiscal quarters ending thereafter, and (ii) the financial statements of the Company furnished to the Administrative Agent and to the Lenders pursuant to Section 8.3.2 [Annual Financial Statements], commencing with the fiscal year ending December 31, 2015 and for all fiscal years ending thereafter, in each case of clause (i) and (ii) above, a certificate (each a “Compliance Certificate”) of the Company signed by a Senior Officer of the Company in the form of Exhibit 8.3.3.

43. Section 10.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

10.11 Authorization to Release Collateral. The Lenders and Issuing Lenders authorize the Administrative Agent to release any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries].

44. Section 12.1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

12.1.1 Increase of Commitment. Subject to Section 12.16 [Increase in Commitments], increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Lender hereunder without the consent of such Lender;

45. Section 12.1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

12.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the Maturity Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

46. Section 12.1.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

12.1.3 Release of Collateral or Guarantor. Except for sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries], release all or substantially all of the Collateral or release any Guarantor from its Obligations under the Guaranty Agreement, in each case without the consent of all Lenders (other than Defaulting Lenders); or

47. Section 12.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

12.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that (i) the Revolving Credit Loans and Swing Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day and (ii) the Term Loans shall be due on the Business Day preceding the Maturity Date if the Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

48. Section 12.8.2(i)(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) in any case not described in clause (i)(a) of this Section 12.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment

(determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, or $5,000,000, in the case of the Term Loan of such assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

49. Section 12.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

12.14 Foreign Loan Parties. Notwithstanding anything in this Agreement or any of the Loan Documents to the contrary, the parties intend that this Agreement shall in all circumstances be interpreted to provide and by virtue of the operation of this Section 12.14, this Agreement does hereby provide that each Foreign Loan Party is liable only for Loans made to the Foreign Borrowers, interest on such Loans, each Foreign Borrower’s reimbursement obligations with respect to any Letter of Credit issued for its account and for the account of its Subsidiaries and its ratable share of any of the other Obligations, including, without limitation, general fees, reimbursements, indemnities and charges hereunder and under any other Loan Document that are attributable, or attributed as a ratable share, to it. Nothing in this Agreement or in any other Loan Document or in this Section 12.14 (including, but not limited to provisions which purport to impose joint and several liability on one or more Foreign Borrowers) shall be deemed or operate to cause any Foreign Loan Party to guaranty or assume liability with respect to a Loan made to a Domestic Loan Party, any Letters of Credit issued for the account of a Domestic Loan Party or other Obligation for which a Domestic Loan Party is the primary obligor. Nothing in this Section 12.14 is intended to limit, nor shall it be deemed to limit, any of the liability of the Company or any other Domestic Loan Party for any of the Obligations, whether in its primary capacity as a Borrower, as a Guarantor, at law or otherwise. Subject to the limitation of liability of Foreign Loan Parties as expressly set forth in this Section 12.14, all Obligations of the Borrowers and Guarantors are joint and several.

50. Section 12.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

12.15 Joinder of Borrowers and Guarantors; Release of Foreign Borrowers. Each domestic operating Subsidiary of the Company that is acquired, formed or in existence after the Closing Date, shall be required to become a Borrower or a Guarantor hereunder. Each Subsidiary of a Foreign Borrower that is acquired, formed or in existence after the Closing Date shall, at the election of the Loan Parties, either (A) join this Agreement as a Loan Party or (B) the investment in such Subsidiary of a Foreign Borrower shall be subject to the limitation on investments set forth in Section 8.2.4(viii) [Loans and Investments] hereof. Each Subsidiary of a Foreign Borrower that joins this Agreement as a Loan Party pursuant to clause (A) above shall be required to guarantee the Foreign Guaranteed Obligations as provided in Article 11 of this Agreement; provided that no Foreign Loan Party shall have any liability with respect to a

Revolving Credit Loan made to a Domestic Loan Party, any Letters of Credit issued for the account of a Domestic Loan Party or other Obligation for which a Domestic Loan Party is the primary obligor. Each Subsidiary required or electing to join this Agreement as a Borrower or Guarantor shall execute and deliver to the Administrative Agent within thirty (30) days (unless such time period is extended in writing by the Administrative Agent) after the date of organization or acquisition of (or in the case of a Foreign Borrower, election by) such Subsidiary (i) a Borrower Joinder or a Guarantor Joinder, as applicable, pursuant to which it shall, after acceptance of such Borrower Joinder or Guarantor Joinder by the Administrative Agent, join this Agreement as a Domestic Borrower, Foreign Borrower, Domestic Guarantor or a Foreign Guarantor, as applicable, and join each of the other Loan Documents to which the Domestic Borrower, Foreign Borrower, Domestic Guarantor or a Foreign Guarantor, as applicable, are parties, (ii) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] (or foreign jurisdictional equivalents, if any), modified as appropriate to relate to such Subsidiary, and (iii) if such Subsidiary is a Domestic Subsidiary of a Loan Party, documents necessary to pledge, grant and perfect Prior Security Interests to the Administrative Agent for the benefit of the Lenders in the equity interests of such Subsidiary and in its Collateral (including, without limitation, a pledge of the equity interests of any Domestic Subsidiary of such Subsidiary) held by such Subsidiary. The Loan Parties and any Borrower and/or Guarantor joining this Agreement shall also (x) deliver to the Administrative Agent such amendments or other modifications to the Loan Documents, fully executed by the appropriate parties thereto, that the Administrative Agent deems necessary or appropriate in connection with the addition of such Borrower and/or Guarantor and (y) provide to the Administrative Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent or the Lenders. Notwithstanding the foregoing, no Foreign Borrower or Foreign Guarantor may be joined pursuant to this Section 12.15 if its inclusion as a Borrower or a Guarantor, as applicable, under the Loan Documents would result in any adverse tax or other legal consequences for the Lenders, as reasonably determined by the Administrative Agent. Joinder of each new Borrower or Guarantor pursuant to this Section 12.15 shall be subject to compliance with all the other terms and conditions set forth in this Agreement and the other Loan Documents, including without limitation Section 8.1.7 [Compliance with Laws; Use of Proceeds] and Section 5.9 [Taxes].

51. Section 12.20 of the Credit Agreement is hereby deleted in its entirety.

52. Schedules 1.1(A), 1.1(B) Part 1, 2.8.1, 6.1.2, 6.1.5, 6.1.14, 8.2.1, 8.2.3, 8.2.4, and 8.2.9 of the Credit Agreement are hereby deleted in their entirety and in their stead are inserted Schedules 1.1(A) and 1.1(B) Part 1, 2.8.1, 6.1.2, 6.1.5, 6.1.14, 8.2.1, 8.2.3, 8.2.4, and 8.2.9 of the Credit Agreement set forth on Exhibit A attached hereto and made a part hereof.

53. Exhibit 1.1(A) of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted Exhibit 1.1(A) of the Credit Agreement set forth on Exhibit B attached hereto and made a part hereof.

54. Exhibit 2.4.1 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted Exhibit 2.4.1 of the Credit Agreement set forth on Exhibit C attached hereto and made a part hereof.

55. Exhibit 8.2.6 of the Credit Agreement is hereby deleted in its entirety.

56. Exhibit 8.3.3 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted Exhibit 8.3.3 of the Credit Agreement set forth on Exhibit D attached hereto and made a part hereof.

57. The Credit Agreement is hereby amended by adding Exhibit 1.1(N)(3) in the form attached hereto and made a part hereof, and by including the following references to be inserted in the appropriate alphabetical order in the “List of Schedules and Exhibits” located at the forepart of the Credit Agreement:

EXHIBIT 1.1(N)(3) - TERM NOTE

58. The provisions of Sections 2 through 57 of this Second Amendment shall not become effective until the Administrative Agent has received the following, each in form and substance acceptable to the Administrative Agent and its counsel:

(a) this Second Amendment, duly executed by the Borrowers, the Guarantors, the Lenders and the Administrative Agent;

(b) the Term Notes and the other documents listed in the Preliminary Closing Agenda (the “Closing Agenda”) as set forth on Exhibit E attached hereto and made a part hereof, each duly executed by the parties thereto (together with the Second Amendment, collectively referred to herein as the “Transaction Documents”);

(c) payment of all fees and expenses owed to the Administrative Agent and its counsel and the Lenders in connection with the Transaction Documents (including, without limitation, any such fees and expenses payable pursuant to that separate fee letter executed and delivered by the Administrative Agent and acknowledged and agreed to by the Borrowers in connection with this Second Amendment); and

(d) such other closing deliveries set forth on the attached Closing Agenda and other documents as may be reasonably requested by the Administrative Agent.

59. The Loan Parties hereby reconfirm and reaffirm all representations and warranties, agreements and covenants made by them pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement.

60. The Loan Parties hereby represent and warrant to the Administrative Agent and each of the Lenders that (i) the Loan Parties have the legal power and authority to execute and deliver this Second Amendment and the other Transaction Documents; (ii) the officers of the Loan Parties executing this Second Amendment and the other Transaction Documents have been duly authorized to execute and deliver the same and bind such Loan Parties with respect to the provisions hereof and thereof; (iii) the execution and delivery hereof by the Loan Parties and the performance and observance by the Loan Parties of the provisions hereof, of the Transaction Documents, of the Credit Agreement and of all documents executed or to be executed therewith, do not violate or conflict with the organizational documents of the Loan Parties or any Law applicable to the Loan Parties or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Loan Parties; and (iv) this Second Amendment, the other Transaction Documents, the Credit Agreement and the documents executed or to be executed by the Loan Parties in connection herewith or therewith constitute valid and binding obligations of the Loan Parties in every respect, enforceable in accordance with their respective terms.

61. The Loan Parties represent and warrant to the Administrative Agent and each of the Lenders that (i) no Event of Default or Potential Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Second Amendment, the other Transaction Documents or the performance or observance of any provision hereof, (ii) the Schedules attached to and made a part of the Credit Agreement, as amended by this Second Amendment, are true and correct as of the date hereof and there are no modifications or supplements thereto, and (iii) they presently have no claims or actions of any kind at law or in equity against the Lenders or the Administrative Agent arising out of or in any way relating to the Credit Agreement or the other Loan Documents.

62. Each reference to the Credit Agreement that is made herein, in the Credit Agreement or in any other document executed or to be executed in connection herewith or with the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

63. The agreements contained in this Second Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This Second Amendment amends the Credit Agreement and is not a novation thereof.

64. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy or e mail shall be effective as delivery of a manually executed counterpart of this Second Amendment.

65. This Second Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. The Loan Parties, the Lenders and the Administrative Agent hereby consent to the jurisdiction and venue of the Courts of the Commonwealth of Pennsylvania sitting in Allegheny County with respect to any suit arising out of or mentioning this Second Amendment.

[INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Second Amendment to be duly executed by their duly authorized officers on the date first written above.

BORROWERS:
L.B. FOSTER COMPANY,
a Pennsylvania corporation

By:	/s/ Robert P. Bauer
Name:	Robert P. Bauer
Title:	President and CEO

CXT INCORPORATED,
a Delaware corporation

By:	/s/ Steven R. Burgess
Name:	Steven R. Burgess
Title:	President

SALIENT SYSTEMS, INC.,
an Ohio corporation

By:	/s/ K. Papazoglou
Name:	K. Papazoglou
Title:	President

L.B. FOSTER RAIL TECHNOLOGIES, INC.,
a West Virginia corporation

By:	/s/ K. Papazoglou
Name:	K. Papazoglou
Title:	President

[SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT]

BORROWERS (CONTINUED):

L.B. FOSTER RAIL TECHNOLOGIES CANADA LTD.,
a corporation incorporated under the laws of Canada

By:	/s/ K. Papazoglou
Name:	K. Papazoglou
Title:	President

L.B. FOSTER RAIL TECHNOLOGIES, CORP.,
a corporation amalgamated under the laws of Canada

By:	/s/ K. Papazoglou
Name:	K. Papazoglou
Title:	President

[SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT]

GUARANTORS:
L.B. FOSTER BALL WINCH, INC.,
a Texas corporation

By:	/s/ Merry L. Brumbaugh
Name:	Merry L. Brumbaugh
Title:	President

CHEMTEC ENERGY SERVICES, L.L.C.,
a Texas limited liability company

By:	/s/ Milton E. Page
Name:	Milton E. Page
Title:	President and Secretary

IOS HOLDINGS, INC., a Delaware corporation

By:	/s/ Alexandre Kosmala
Name:	Alexandre Kosmala
Title:	President

IOS ACQUISITIONS, INC., a Delaware corporation

By:	/s/ Alexandre Kosmala
Name:	Alexandre Kosmala
Title:	President

JAMES CLARK INSPECTIONS INC., a Texas corporation

By:	/s/ Alexandre Kosmala
Name:	Alexandre Kosmala
Title:	President

[SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT]

GUARANTORS (CONTINUED):

IOS/PCI, LLC, a Louisiana limited liability company

By:	/s/ Alexandre Kosmala
Name:	Alexandre Kosmala
Title:	President

CASTRONICS, LLC, a Delaware limited liability company

By:	/s/ Alexandre Kosmala
Name:	Alexandre Kosmala
Title:	President

MIKE’S PIPE INSPECTION, INC., a Kansas corporation

By:	/s/ Alexandre Kosmala
Name:	Alexandre Kosmala
Title:	President

OTI OPERATING, INC., an Oklahoma corporation

By:	/s/ Alexandre Kosmala
Name:	Alexandre Kosmala
Title:	President

[SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By:	/s/ Allison Fromm
Name:	Allison Fromm
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender and as Co-Syndication Agent

By:	/s/ Colleen M. O’Brien
Name:	Colleen M. O’Brien
Title:	SVP

[SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT]

CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By:	/s/ A. Paul Dawley
Name:	A. Paul Dawley
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ David Miller
Name:	David Miller
Title:	Vice President

Attachment A to Second Amendment

Customer CUSIP 50178DAA0

Revolver Facility CUSIP 50178DAB8

Term Loan CUSIP 50178DAE2

$195,000,000 REVOLVING CREDIT FACILITY

$30,000,000 TERM LOAN FACILITY

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

by and among

L.B. FOSTER COMPANY,

as a Borrower,

THE OTHER BORROWERS PARTY HERETO,

THE GUARANTORS PARTY HERETO,

and

THE LENDERS PARTY HERETO,

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

and

PNC CAPITAL MARKETS LLC, MERRILL LYNCH PIERCE FENNER & SMITH,

INC. and WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

Dated as of March 13, 2015

EXHIBIT A to Second Amendment

SCHEDULE 1.1(A)

PRICING GRID—

VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

Level	Leverage Ratio	Commitment Fee	Standby Letter of Credit Fee	Commercial Letter of Credit Fee	Base Rate Spread	Euro-Rate Spread
I	Less than 3.00 to 1.00	0.300%	2.50%	1.25%	1.50%	2.50%
II	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	0.300%	2.75%	1.375%	1.75%	2.75%
III	Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	0.300%	3.00%	1.50%	2.00%	3.00%
IV	Greater than or equal to 4.00 to 1.00	0.300%	3.25%	1.625%	2.25%	3.25%

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be set on the Second Amendment Closing Date to the fees and spreads associated with “Level IV” pricing and shall remain at such level until the due date of the Compliance Certificate for the fiscal quarter ending March 31, 2018.

(b) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of the Company]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Borrowers or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.8 [Letter of Credit Subfacility], Section 4.3 [Interest After Default] or Article 9 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1B

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Commitment	Ratable Share
Name: PNC Bank, National Association Address: Tower at PNC Plaza 300 Fifth Avenue Pittsburgh, Pennsylvania 15222 Attention: Allison Fromm Telephone: (412) 645-9959 Telecopy: (412) 762-4718	$55,298,507.46	$8,507,462.69	$63,805,970.15	28.358208955%
Name: Bank of America, N.A. Address: 600 Grant Street, 53rd Floor Pittsburgh, PA 15219 Attention: Colleen M. O’Brien Telephone: (412) 338-8745 Telecopy: (312) 453-6274	$48,022,388.06	$7,388,059.70	$55,410,447.76	24.626865672%
Name: Wells Fargo Bank, N.A. Address: 444 Liberty Avenue, Suite 1400 Pittsburgh, Pennsylvania 15222 Attention: J. Barrett Donovan Telephone: (412) 454-4603 Telecopy: (412) 454-4609	$48,022,388.06	$7,388,059.70	$55,410,447.76	24.626865672%
Name: Citizens Bank of Pennsylvania Address: 525 William Penn Place, PW 2625 Pittsburgh, Pennsylvania 15219 Attention: Victor Notaro Telephone: (412) 867-3981 Telecopy: (412) 867-2223	$29,104,477.61	$4,477,611.94	$33,582,089.55	14.925373134%
Name: Branch Banking and Trust Company Address: 200 West Second Street Winston-Salem, NC 27101 Attention: Robert Searson Telephone: (336) 773-2771 Telecopy: (336) 773-2740	$14,552,238.81	$2,238,805.97	$16,791,044.78	7.462686567%
Total	$195,000,000.00	$30,000,000.00	$225,000,000.00	100.000000000%

SCHEDULE 2.8.1

LETTERS OF CREDIT

[SEE ATTACHED]

L. B. Foster Company

Letters of Credit

As of September 30, 2016

Schedule 2.8.1

Outstanding Standby Letters of Credit
Beneficiary	Issuer	Issue Date	L/C Number	Amount	Expiration Date	Description
Liberty Mutual	PNC Bank, NA	10/15/2002	S252222	$175,000.00	5/5/2017	Security held for obligation to pay insurance deductibles
Sentry Insurance	PNC Bank, NA	1/21/2004	S263691	$250,000.00	5/5/2017	Security held for obligation to pay insurance deductibles
Total Outstanding Letters of Credit				$425,000.00

SCHEDULE 6.1.2

SUBSIDIARIES

[SEE ATTACHED]

L. B. Foster Company

Subsidiaries

Schedule 6.1.2

Entity Name	Jurisdiction of Organization	Equity Interest
CXT Incorporated	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster Ball Winch, Inc.	Texas, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster Rail Technologies, Inc.	West Virginia, USA	100% of shares of common stock owned by L. B. Foster Company
Chemtec Energy Services, L.L.C.	Texas, USA	100% of shares of common stock owned by L. B. Foster Company
Salient Systems, Inc.	Ohio, USA	100% of shares of common stock owned by L. B. Foster Rail Technologies, Inc.
IOS Holdings, Inc.	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
IOS Acquisitions, Inc.	Delaware, USA	100% of shares of common stock owned by IOS Holdings, Inc.
James Clark Inspections, Inc.	Texas, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
IOS / PCI, LLC	Louisiana, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
Castronics, LLC	Delaware, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
Mike’s Pipe Inspection, Inc.	Kansas, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
OTI Operating, Inc.	Oklahoma, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
Coal Train Holdings, Inc.	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster International Holdings Company	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster Latin America Holdings Company	Delaware, USA	100% of shares of common stock owned by L. B. Foster International Holdings Company
L. B. Foster India Holdings Company	Delaware, USA	100% of shares of common stock owned by L. B. Foster International Holdings Company
L. B. Foster UK Ltd.	United Kingdom	100% of shares of common stock owned by L. B. Foster International Holdings Company
L. B. Foster Produtos Ferroviarios do Brasil Ltda.	Brazil	99.9999% of shares of common stock owned by L. B. Foster International Holdings Company; .0001% of shares of common stock owned by L. B. Foster Latin America Holdings Company
Portec Rail Nova Scotia Company	Nova Scotia, Canada	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
L. B. Foster Rail Technologies Canada Ltd.	Quebec, Canada	100% of shares of common stock owned by Portec Rail Nova Scotia Company
L. B. Foster Rail Technologies Corp.	British Columbia, Canada	100% of shares of common stock owned by L. B. Foster Rail Technologies Canada Ltd.
L. B. Foster Rail Technologies (UK) Limited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies, Inc.
Coronet Rail Limited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
L. B. Foster Kelsan Technologies (Europe) Unlimited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies Corp.
L. B. Foster GmbH	Germany	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
TEW Holdings (2012) Limited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
TEW Holdings (2008) Limited	United Kingdom	100% of shares of common stock owned by TEW Holdings (2012) Limited
TEW Engineering Limited	United Kingdom	100% of shares of common stock owned by TEW Holdings (2008) Limited
Caliba Limited (Dormant)	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
TEW Control and Display Systems Limited (Dormant)	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
Netpractise Limited	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
TEW Plus, Ltd.	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
L. B. Foster Technologies (Beijing), Ltd.	China	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.

SCHEDULE 6.1.5

LITIGATION

[SEE ATTACHED]

Schedule 6.1.5

Litigation

As described in the L. B. Foster Company (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2015, and subsequent quarterly reports on Form 10-Q filed thereafter, the Company, its subsidiary, CXT Incorporated (“CXT”), and Union Pacific Railroad (“UPRR”) were parties to that certain 2005 supply agreement, as amended, providing for the manufacture and sale of concrete railroad ties by the Company and CXT to UPRR. In 2011, UPRR notified the Company and CXT that a significant percentage of concrete ties manufactured at the Company’s Grand Island, Nebraska facility failed to meet contract specifications, had workmanship defects, and were cracking and failing prematurely. Through 2014, the parties worked together to identify and replace defective ties with warranty ties; however, the parties failed to agree on the amount of ties eligible for warranty replacement.

On January 23, 2015, UPRR filed a Complaint and Demand for Jury Trial in the District Court for Douglas County, Nebraska against the Company and CXT, asserting among other matters that the Company breached its express warranty, breached an implied covenant of good faith and fair dealing, anticipatorily repudiated its warranty obligations, and that UPRR’s exclusive and limited remedy provisions in the supply agreement have failed of their essential purpose which entitles UPRR to recover all incidental and consequential damages. The complaint seeks to cancel all duties of UPRR under the contracts, to adjudge the Company as having no remaining rights under the contracts, and to recover damages in an amount to be determined at trial for the value of unfulfilled warranty replacement ties and ties likely to become warranty eligible, for costs of cover for replacement ties, and for various incidental and consequential damages. The amended 2005 supply agreement provides that UPRR’s exclusive remedy is to receive a replacement tie that meets the contract specifications for each tie that failed to meet the contract specifications or otherwise contained a material defect provided that the Company receives written notice of such failure or defect within 15 years after that tie was produced. The amended 2005 supply agreement continues to provide that the Company’s warranty does not apply to ties that (a) have been repaired or altered without the Company’s written consent in such a way as to affect the stability or reliability thereof, (b) have been subject to misuse, negligence or accident, or (c) have been improperly maintained or used contrary to the specifications for which such ties were produced. The amended 2005 supply agreement also continues to provide that the Company’s warranty is in lieu of all other express or implied warranties and that neither party shall be subject to or liable for any incidental or consequential damages to the other party. The dispute is largely based on (1) claims submitted which the Company believes are for ties inaccurately rated that are not the responsibility of the Company and claims that do not meet the criteria of a warranty replacement and (2) UPRR’s assertion, which the Company vigorously disputes, that UPRR in future years will be entitled to warranty replacement ties for virtually all of the Grand Island ties produced for UPRR at any time. Many thousands of Grand Island ties have been performing in track for over ten years. In addition, a significant amount of Grand Island ties were rated by both parties in the excellent category of the rating system.

In June 2015, UPRR delivered an additional notice alleging deficiencies in certain ties produced in the Company’s Tucson and Spokane locations and other claimed material breaches which the Company contends are unfounded. The Company again responded to UPRR that it was not in material breach of the amended 2005 supply agreement relating to warranty tie replacements and that the ties in question complied with the specifications provided by UPRR.

On June 16 and 17, 2015, UPRR issued formal notice of the termination of the concrete tie supply agreement as well as the termination of the lease agreement at the Tucson, AZ production facility and rejection and revocation of its prior acceptance of certain ties manufactured at the Company’s Spokane, WA production facility. Since that time, UPRR has discontinued submitting purchase orders to the Company for shipment of warranty replacement ties.

On May 29, 2015, the Company and CXT filed an Answer, Affirmative Defenses and Counterclaims in response to the Complaint, denying liability to UPRR. As a result of UPRR’s subsequent June 16-17, 2015 actions and certain related conduct, the Company on October 5, 2015 amended the pending Answer, Affirmative Defenses and Counterclaims to add, among other things, assertions that UPRR’s conduct in question was wrongful and unjustified and constituted additional grounds for the affirmative defenses to UPRR’s claims and also for the Company’s counterclaims.

By Scheduling Order dated June 29, 2016, an August 31, 2017 deadline for the completion of fact discovery has been established and trial may proceed at some future date after October 30, 2017, and UPRR has filed an amended notice of trial to commence on October 30, 2017. The parties continue to conduct discovery, and the Company intends to continue to engage in discussions in an effort to resolve the UPRR matter. The Company believes UPRR’s claims are without merit and intends to vigorously defend itself.

Please see the Company’s disclosures contained in the Annual Report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q for the three and six months ended thereafter, and prior public filings for additional information on this matter.

SCHEDULE 6.1.14

ENVIRONMENTAL DISCLOSURES

[SEE ATTACHED]

Schedule 6.1.14

Environmental Disclosures

A.

The following environmental disclosures have been made by the Sellers of IOS Holdings, Inc. (“IOS”) with regard to environmental matters:

1.	The following matters were identified with respect to property located in Kimball, Nebraska:

a.	A release was reported to the Nebraska Department of Environmental Quality (“DEQ”) in 1998, associated with low levels of vapors detected at the time a 4,000-gallon diesel underground storage tank (“UST”) was removed from the site. The Nebraska DEQ issued a No Further Action (“NFA”) letter in 1999, closing the incident.

2.	The following matters were identified with respect to property located in Channelview, Texas:

a.	A former underground storage tank (“UST”) system (three diesel and gasoline USTs on site), was removed in 1993, but subsequent investigation and testing of the soil was required by the Texas Commission on Environmental Quality (“TCEQ”) as recently as 2011. IOS was identified as a responsible party. In April 2013, TCEQ notified IOS that the status for the incident had been changed to “final concurrence issued, case closed.”

3.	The following matters were identified with respect to property located in Youngsville, Louisiana:

a.	A release and minor impacts associated with IOS’s removal of a 4,000-gallon gasoline UST in 2004; the Louisiana DEQ issued a NFA letter for the incident in 2007.

b.	The site was identified on the RCRA Small Quantity Generator (“RCRA-SQG”), UST, FINDS, and NPDES databases, with several violations issued in the early 1990s. A Compliance Order was issued to Oilfield Services of Louisiana (RNA, Inc. acquired the business of Oilfield Services of Louisiana in the 1990s) in 1993 due to the company’s mishandling of hazardous waste between the mid-1980s and early 1990s. The Louisiana DEQ issued a dismissal of the Order in 1995.

B.	L.B. Foster Company (the “Company”) recently discovered that prior to the Company’s purchase of IOS, the previous owners of IOS failed to remove waste generated by IOS from a site located in Bismarck, North Dakota. The Company is presently collecting and disposing of such waste in compliance with environmental regulations.

Schedule 6.1.14

Environmental Disclosures

C.	The Company is subject to national, state, foreign, and/or local laws and regulations relating to the protection of the environment. The Company is monitoring its potential environmental exposure related to environmental matters at current and former facilities. The Company’s efforts to comply with environmental matters may have a material adverse effect on its future earnings. As of December 31, 2015, the Company’s undiscounted environmental liability totaled $6,640,000. Please see the Company’s disclosures contained in the Annual Report on Form 10-K for the year ended December 31, 2015, and prior public filings for additional information on environmental matters.

SCHEDULE 8.2.1

PERMITTED INDEBTEDNESS

[SEE ATTACHED]

L. B. Foster Company and Subsidiaries

Permitted Indebtedness

As of September 30, 2016

Schedule 8.2.1

	Capital Leases
Funded Capital Leases
Lessee	Lessor	Description	Balance
L. B. Foster Company	Canon	Cannon Printer in Pittsburgh, PA - Executive	1,345.04
L. B. Foster Company	Canon	Cannon Printer in Willis, TX - Ball Winch	2,327.61
L. B. Foster Company	Banc of America Leasing	Pettibone in Chowchila Yard	158,449.80
L. B. Foster Company	Canon	Canon Printer in Spokane, WA - CXT Incorporated	3,405.48
L. B. Foster Company	Canon	Canon Printer in Hillsboro, TX - CXT Incorporated	3,405.48
L. B. Foster Company	Canon	Canon Printer in Spokane, WA - CXT Ties	3,405.48
L. B. Foster Company	Canon	Canon Printer in Tucson, AZ - CXT Ties	3,405.48
L. B. Foster Company	Canon	Canon Printer in Union City, CA	4,826.25
L. B. Foster Company	Canon	Canon Printer in Waverly, WV - Carr Concrete	4,435.98
L. B. Foster Company	Canon	Canon Printer in Birmingham, AL	6,018.63
L. B. Foster Company	Canon	Canon Printer in Houston, TX Sales Office	3,042.98
L. B. Foster Company	Banc of America Leasing	Roll Former Equipment at Bedford Plant	1,717,736.68
L. B. Foster Company	Canon	Canon Printer in Suwanee, GA	6,328.83
L. B. Foster Company	Canon	Canon Printer in Chicago, IL	4,997.73
L. B. Foster Company	Canon	Canon Printer in Niles, OH	5,358.79
L. B. Foster Company	Canon	Canon Printer at Pueblo, CO Plant	4,823.72
L. B. Foster Company	Canon	Canon Printer at Bedford, PA Plant	6,043.67
L. B. Foster Company	Canon	Canon Printers at Pittsburgh Headquarters	33,606.20
L. B. Foster Company	Canon	Canon Printer in Petersburg, VA	12,803.76
L. B. Foster Company	Canon	Canon Printers at Pittsburgh Headquarters	29,023.60
IOS Holdings, Inc.	Canon	Six Canon Printers located in TX and OH	51,034.00
	Total Funded Capital Leases		$2,065,825

	Notes Payable
Borrower	Lender	Description	Balance
L. B. Foster Company	SAP	Financing of new ERP system with software company	$712,201

	Other
Debtor	Obligee / Lender	Description
L. B. Foster Rail Technologies (UK) Ltd.	National Westminster Bank Plc.	Credit Facility permitting borrowings up to £1,500,000 British Pounds Sterling	$0.00	*
	Total Funded Indebtedness		$2,778,026

*	Maximum principal £1,500,000 which converts to $2,209,456 USD assuming that $1 USD = £ .6789 GBP and that credit facility is fully drawn. No drawn funds as of schedule date.

SCHEDULE 8.2.3

GUARANTIES

[SEE ATTACHED]

L. B. Foster Company

Guaranties

Schedule 8.2.3

Guarantee in favor of:	National Westminster Bank
Commercial Banking Department
Wrexham, Wales, United Kingdom

Purpose of Guarantee:	To secure maximum £1,500,000 British Pound Sterling revolving credit facility for the benefit of L. B. Foster Rail Technologies (UK) Ltd., a wholly-owned subsidiary of L. B. Foster Rail Technologies, Inc. Current balance of facility is £0.00.

Guarantee in favor of:	Deutsche Bank, AG
Including all Branches

Purpose of Guarantee:	To secure corporate purchasing card and travel and entertainment card spending under credit card program established at Deutsche to support L. B. Foster GmbH, L. B. Foster’s German subsidiary. Maximum value of Guarantee is €50,000 EUR

SCHEDULE 8.2.4

INVESTMENTS

[SEE ATTACHED]

L. B. Foster Company and Subsidiaries

Investments

As of September 30, 2016

Schedule 8.2.4

Nature of Investment	Description	Date	Total Invested ( USD)*
Joint Venture	45% ownership in L. B. Pipe and Coupling, LLC - Manufacturer of couplings used to connect steel tubular products. Other owners include Lally Pipe (45%) and James Legg (10%) who manages the operation.	June 2009	$3,000,000.00
Joint Venture	Through L. B. Foster Company’s domestic holding company subsidiary, L. B. Foster India Holdings Company, made investment in 49% ownership of Nagory Foster Private Limited, a joint venture which will expand the Company’s ability to sell rail products into India. The remaining 51% ownership is shared by Ankit and Alok Nagory who are Indian nationals.	August 2014	$81,666.67
Capitalization of Foreign Subsidiary—Brazil	Established L. B. Foster Produtos Ferroviarios do Brasil, Ltda. through L. B. Foster Company’s domestic holding company subsidiary, L. B. Foster International Holdings Company in order to establish a local presence in the Brazilian market to sell rail products.	August 2014 and February 2015	$2,000,000.00
Investment in L. B. Foster Rail Technologies UK, Ltd. in order to transact European acquisitions	The Canadian Borrowers transferred $29,281,985 Canadian dollars and $9,484,206.26 US dollars to Portec Rail Nova Scotia Company ; Portec Rail Nova Scotia Company, transferred those funds to L. B. Foster Rail Technologies UK Ltd. which in turn purchased TEW Holdings (2012) Limited (January 2015); Excess funds remain with L. B. Foster Rail Technologies UK Ltd. to accommodate future transactions	November 2014	$32,339,330.36
Capitalization of Foreign Subsidiary - China	Established L. B. Foster Technologies (Beijing) Ltd. through UK subsidiary L. B. Foster Rail Technologies UK, Ltd. in order to establish a local presence in the Chinese market to sell rail products.	2017 (Tentative)	$2,100,000.00
Loan to L. B. Pipe and Coupling, LLC Joint Venture	Entered into a Loan Agreement whereby L. B. Foster Company agreed to loan up to $750,000 US Dollars to L. B. Pipe and Coupling, LLC which is a joint venture in which the Company owns 45%. The Loan Agreement will expire on December 16, 2016. The loan balance as of September 30, 2016 is $635,000.	March 2016	$750,000.00

*	Total Invested (USD) assumes a Canadian dollar exchange rate of $1.2447 CAD = $1.00 USD as quoted by PNC Bank as of February 20, 2015

SCHEDULE 8.2.9

SUBSIDIARIES, PARTNERSHIPS, JOINT VENTURES

[SEE ATTACHED]

L. B. Foster Company

Subsidiaries, Partnerships, Joint Ventures

Schedule 8.2.9

Subsidiaries	Jurisdiction of Organization	Equity Interest
CXT Incorporated	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster Ball Winch, Inc.	Texas, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster Rail Technologies, Inc.	West Virginia, USA	100% of shares of common stock owned by L. B. Foster Company
Chemtec Energy Services, L.L.C.	Texas, USA	100% of shares of common stock owned by L. B. Foster Company
Salient Systems, Inc.	Ohio, USA	100% of shares of common stock owned by L. B. Foster Rail Technologies, Inc.
IOS Holdings, Inc.	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
IOS Acquisitions, Inc.	Delaware, USA	100% of shares of common stock owned by IOS Holdings, Inc.
James Clark Inspections, Inc.	Texas, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
IOS / PCI, LLC	Louisiana, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
Castronics, LLC	Delaware, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
Mike’s Pipe Inspection Inc.	Kansas, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
OTI Operating, Inc.	Oklahoma, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
Coal Train Holdings, Inc.	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster International Holdings Company	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster Latin America Holdings Company	Delaware, USA	100% of shares of common stock owned by L. B. Foster International Holdings Company
L. B. Foster India Holdings Company	Delaware, USA	100% of shares of common stock owned by L. B. Foster International Holdings Company
L. B. Foster UK Ltd.	United Kingdom	100% of shares of common stock owned by L. B. Foster International Holdings Company
L. B. Foster Produtos Ferroviarios do Brasil Ltda.	Brazil	99.9999% of shares of common stock owned by L. B. Foster International Holdings Company; .0001% of shares of common stock owned by L. B. Foster Latin America Holdings Company
Portec Rail Nova Scotia Company	Nova Scotia, Canada	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
L. B. Foster Rail Technologies Canada Ltd.	Quebec, Canada	100% of shares of common stock owned by Portec Rail Nova Scotia Company
L. B. Foster Rail Technologies Corp.	British Columbia, Canada	100% of shares of common stock owned by L. B. Foster Rail Technologies Canada Ltd.
L. B. Foster Rail Technologies (UK) Limited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies, Inc.
Coronet Rail Limited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
L. B. Foster Kelsan Technologies (Europe) Unlimited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies Corp.
L. B. Foster GmbH	Germany	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
TEW Holdings (2012) Limited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
TEW Holdings (2008) Limited	United Kingdom	100% of shares of common stock owned by TEW Holdings (2012) Limited
TEW Engineering Limited	United Kingdom	100% of shares of common stock owned by TEW Holdings (2008) Limited
Caliba Limited (Dormant)	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
TEW Control and Display Systems Limited (Dormant)	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
Netpractise Limited	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
TEW Plus, Ltd.	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
L. B. Foster Technologies (Beijing), Ltd.	China	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.

Joint Ventures	Jurisdiction of Organization	Equity Interest
L. B. Pipe and Coupling Products LLC	Delaware, USA	45% stock ownership held by L. B. Foster Company
45% stock ownership held by Lally Pipe & Tube
10% stock ownership held by James Legg
Nagory Foster Private Limited	India	49% stock ownership held by L. B. Foster India Holdings Company
51% stock ownership held by Ankit and Alok Nagory

Exhibit B to Second Amendment

Assignment and Assumption Agreement

[SEE ATTACHED]

EXHIBIT 1.1(A)

FORM OF

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment and Assumption”) is dated as of the Effective Date (as hereinafter defined) set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (as the same may be amended, restated, modified, or supplemented, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Letters of Credit, guarantees and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate of [identify Lender]]

3.	Borrowers:	L.B. FOSTER COMPANY, a Pennsylvania corporation, and certain of its Affiliates named in the Credit Agreement (referred to below)

4.	Administrative Agent:	PNC BANK, NATIONAL ASSOCIATION, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Second Amended and Restated Credit Agreement dated as of March 13, 2015, among L.B. Foster Company, CXT Incorporated, Salient Systems, Inc., L.B. Foster Rail Technologies, Inc., L.B. Foster Rail Technologies Canada Ltd., L.B Foster Rail Technologies, Corp., the other Borrowers and Guarantors now or hereafter party thereto, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent.
6.	Assigned Interest:

Facility Assigned[1]	Aggregate Amount of Commitment/ Loans for all Lenders[2]	Amount of Commitment/Loans Assigned[2]	Percentage Assigned of Commitment/Loans[3]		CUSIP Number
	$	$		%

7.	[Trade Date:	][4]

8.	Effective Date:	________________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.][5]

[INTENTIONALLY LEFT BLANK]

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g.: “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).
[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[5]	Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment and Assumption.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[INSERT NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[INSERT NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Consented to:[6]

L.B. Foster Company, a Pennsylvania
corporation

By:
Name:
Title:

CXT Incorporated, a Delaware corporation

By:
Name:
Title:

Salient Systems, Inc., an Ohio corporation

By:
Name:
Title:

L.B. Foster Rail Technologies, Inc.,
a West Virginia corporation

By:
Name:
Title:

[6]	If applicable.

L.B. Foster Rail Technologies Canada Ltd.,
a corporation incorporated under the laws of
Canada

By:
Name:
Title:

L.B. Foster Rail Technologies, Corp.,
a corporation amalgamated under the laws of
Canada

By:
Name:
Title:

ANNEX 1

L.B. FOSTER COMPANY

CREDIT FACILITY

STANDARD TERMS AND CONDITIONS

FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Loan Party, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by any Loan Party, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3 [Reporting Requirements] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if Assignee is not incorporated or organized under the Laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

[INTENTIONALLY LEFT BLANK]

2

Exhibit C to Second Amendment

Loan Request

[SEE ATTACHED]

EXHIBIT 2.4.1

FORM OF

LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
The Tower at PNC Plaza
300 Fifth Avenue
Mailstop: P3-P3PP-04-5
Pittsburgh, Pennsylvania 15222
Telephone No.: (412) 645-9959
Telecopier No.: (412) 762-4718
Attn: Allison Fromm

FROM:	L.B. Foster Company, a Pennsylvania corporation (the “Company”)

RE:	Second Amended and Restated Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as March 13, 2015, by and among the Company, Salient Systems, Inc., L.B. Foster Rail Technologies, Inc., L.B. Foster Rail Technologies Canada Ltd. and L.B. Foster Rail Technologies, Corp., the other Borrowers and Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent for the Lenders, (the “Administrative Agent”).

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.	Pursuant to Section 2.4.1 [Loan Requests] and Section 4.2 [Interest Periods] of the Credit Agreement, the Company, as
Borrower Agent, irrevocably requests [check one line under 1 below, as applicable, and fill in blank space next to the line as appropriate].

1	A new Revolving Credit Loan, OR

Renewal of the Euro-Rate Option applicable to an outstanding _______________ Revolving Credit Loan originally made on __________ , 20__, OR

Conversion of the Base Rate Option applicable to an outstanding _______________ Revolving Credit Loan originally made on _________, 20__ to a Loan to which the Euro-Rate Option applies, OR

Conversion of the Euro-Rate Option applicable to an outstanding _______________ Revolving Credit Loan originally made on __________ __, 20__ to a Loan to which the Base Rate Option applies, OR

New Term Loan (applicable on the Second Amendment Closing Date only), OR

Renewal of the Euro-Rate Option applicable to an outstanding _______________ Term Loan originally made on __________ , 20__, OR

Conversion of the Base Rate Option applicable to an outstanding _______________ Term Loan originally made on _________, 20__ to a Loan to which the Euro-Rate Option applies, OR

Conversion of the Euro-Rate Option applicable to an outstanding _______________ Term Loan originally made on __________ __, 20__ to a Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST: [Check 2(a) or (b), below and fill in blank spaces in line next to line]:

2(a)	Under the Base Rate Option. Such Loan shall have a Borrowing Date of __________, 20___ (which date shall be the same Business Day of receipt by the Administrative Agent by 11:00 a.m. eastern time of this Loan Request for making a new Revolving Credit Loan or Term Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the Euro-Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

OR

(b)	Under the Euro-Rate Option. Such Loan shall have a Borrowing Date of _____________, 20__ (which date shall be four (4) Business Days, in the case of Optional Currency Loans, and three (3) Business Days[1] for all other Loans), subsequent to the Business Day of receipt by the Administrative Agent by 1:00 p.m. eastern time of this Loan Request for making a new Revolving Credit Loan or Term Loan to which the Euro-Rate Option applies, renewing a Loan to which the Euro-Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the Euro-Rate Option applies).

[Check 3(a) or (b), below and fill in blank spaces in line next to line]:

3(a)	Such Loan is in Dollars, in the principal amount of U.S. $_____________ or the principal amount to be renewed or converted is U.S. $_____________ OR

[1]	Or on the same Business Day as the proposed Borrowing Date with respect to Term Loans made on the Second Amendment Closing Date.

2

(b)

Such Revolving Credit Loan is in the following Optional Currency, in the principal amount of _____________, or the principal amount of such Optional Currency to be renewed is _____________.

[for Loans under Section 2.4.1 not to be less than $1,000,000 and in increments of $250,000 for each Borrowing Tranche under the Euro-Rate Option and not less than $500,000 and increments of $100,000 for each Borrowing Tranche under the Base Rate Option.]

4

[Complete blank below if the Company is selecting the Euro-Rate Option]:

Such Loan shall have an Interest Period of one Month with respect to Optional Currency Loans, and one week, or one, two, three, or six Month(s) with respect to all other Loans:

5

The proceeds of the Loan shall be advanced:

To ☐ the Company for its benefit [check box if applicable]

OR to the following Borrower(s) for its/their benefit: [insert names if applicable] _________________

OR, in compliance with the Credit Agreement, to the Company for the benefit of the following Borrower(s): _______________________________ [insert names if applicable]

B

As of the date hereof and the date of making the above-requested Loan (and after giving effect thereto): the Loan Parties have performed and complied with all covenants and conditions of such Persons under the Credit Agreement and the other Loan Documents; all of the representations and warranties contained in Article 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as of a specified date (which were true and correct in all material respects, as applicable, as of such date); no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Loan shall not contravene any Law applicable to any Borrower, any other Loan Party, any Subsidiary of any Borrower or of any other Loan Party; the making of such Loan shall not cause (i) the aggregate amount of the Revolving Credit Loans from any Lender to exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the Letter of Credit Obligations, (ii) the Revolving Facility Usage to exceed the Revolving Credit Commitments, (iii) the aggregate amount of the Term Loans from any Lender to exceed such Lender’s Term Loan Commitment, and (iv) the aggregate amount of the Terms Loan from all Lenders to exceed the Term Loan Commitments.

C	Each of the undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

3

1	Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $ OR Optional Currency

2

Funds to be wired per the following wire instructions:

_________________ [U.S. dollars OR Optional Currency] Amount of Wire Transfer

Bank Name: _____________________

ABA: __________________________

Account Number: _________________

Account Name: ___________________

Reference: _______________________

3	Funds to be wired per the attached Funds Flow (multiple wire transfers).

[SIGNATURE PAGE FOLLOWS]

4

[SIGNATURE PAGE—LOAN REQUEST]

The Company certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on                     , 20      .

L.B. Foster Company, a Pennsylvania corporation

By:
Name:
Title:

Exhibit D to Second Amendment

Compliance Certificate

[SEE ATTACHED]

EXHIBIT 8.3.3

FORM OF

QUARTERLY COMPLIANCE CERTIFICATE

This Certificate is delivered pursuant to Section 8.3.3 of that certain Second Amended and Restated Credit Agreement dated as of March 13, 2015 by and among L.B. FOSTER COMPANY, a Pennsylvania corporation (the “Company”), the other Borrowers now or hereafter party thereto, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the “Lenders”), and PNC Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated June 29, 2016, by and among the Company, the other Borrowers party thereto, the Guarantors party thereto, the Lenders and the Administrative Agent, as further amended by that certain Second Amendment to Second Amended and Restated Credit Agreement, dated November 7, 2016, by and among the Company, the other Borrowers party thereto, the Guarantors party thereto, the Lenders and the Administrative Agent (as the same may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer,                     , the                      [chief executive officer, president, chief or deputy chief financial officer, treasurer or assistant treasurer] of the Company, in such capacity does hereby certify on behalf of the Company and other Borrowers as of the quarter/year ended                     , 20     (the “Report Date”), as follows:1

(1)	Leverage Ratio (Schedule 1.1(A) Pricing Grid – Variable Pricing and Fees Based on Leverage Ratio). As of the Report Date, the ratio of Consolidated Total Net Indebtedness to Consolidated EBITDA is to 1.00 [insert ratio from Item 1(C) below] for the four (4) fiscal quarters then ending. The calculations for the Leverage Ratio are as follows:

(A)	Consolidated Total Net Indebtedness with respect to the Company and its Subsidiaries, as of the Report Date, calculated as follows (without duplication): Indebtedness of the Company and its Subsidiaries (excluding the indebtedness described in Section (iv) of the definition of Indebtedness) as of such date determined and consolidated in accordance with GAAP, as follows:			—

	(i)	indebtedness for borrowed money	$

[1]	See Credit Agreement for full provisions relating to all financial covenants.

	(ii)	amounts raised under or liabilities in respect of any note purchase or acceptance credit facility	$

	(iii)	reimbursement obligations (contingent or otherwise) under any letter of credit agreement	$

	(iv)	any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due)	$

	(v)	any Guaranty of Indebtedness for borrowed money	$

	(vi)	the sum of Items 1(A)(i) through 1(A)(v) equals the Indebtedness of the Company and its Subsidiaries (excluding the indebtedness described in Section (iv) of the definition of Indebtedness)	$

	(vii)	Cash on Hand in excess of $15,000,000 which is held by the Company or its Subsidiaries	$

	(viii)	Item 1(A)(vi) minus Item 1(A)(vii) equals Consolidated Total Net Indebtedness	$

(B)	Consolidated EBITDA of the Company and its Subsidiaries, calculated as follows:			—

	(i)	net income	$

	(ii)	depreciation	$

	(iii)	amortization	$

	(iv)	interest expense	$

	(v)	income tax expense	$

2

(vi)	non-cash expenses in connection with the Borrowers’ employee equity and long-term incentive compensation plans	$

(vii)	reasonable transaction costs and expenses related to Permitted Acquisitions in an aggregate amount not to exceed $2,500,000 applied by the Borrowers in the period that any such Permitted Acquisition occurred	$

(viii)	expenses and fees incurred during such period in connection with the IOS Transaction and the acquisition and integration of Chemtec Energy Services, L.L.C. (including legal, accounting, auditing and consulting expenses) in an aggregate amount not to exceed $2,000,000	$

(ix)	severance costs incurred by the Company and its Subsidiaries through the end of the fiscal year ending December 31, 2017 in an aggregate amount not to exceed $2,000,000	$

(x)	any other non-cash charges, non-cash expenses or non-cash losses of the Company or any of its consolidated Subsidiaries (including but not limited to costs recognized related to an acquisition purchase price allocation to tangible or intangible assets not classified as depreciation or amortization); provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses shall be subtracted from consolidated net income in calculating Consolidated EBITDA in the period when such payments are made	$

(xi)	the sum of Items 1(B)(i) through Item 1(B)(x)	$

(xii)	non-cash credits to net income, in each case of the Company and its Subsidiaries (including but not limited to benefits recognized related to an acquisition purchase price allocation to tangible or intangible assets not classified as depreciation or amortization) for such period determined and consolidated in accordance with GAAP	$

3

	(xiii)	items related to Joint Ventures (except for cash dividends paid by any Joint Venture to the Company or a wholly-owned Subsidiary of the Company)	$

	(xiv)	gains (or losses) on non-ordinary course asset sales	$

	(xv)	the sum of Items 1(B)(xii) through Item 1(B)(xiv)	$

	(xvi)	Item 1(B)(xi) minus Item 1(B)(xv) equals Consolidated EBITDA[2]	$

(C)	Item 1(A)(viii) divided by Item 1(B)(xiii) equals the Leverage Ratio			to 1.00

(2)	Maximum Gross Leverage Ratio (Section 8.2.13).[3] As of the Report Date, the ratio of Consolidated Indebtedness to Consolidated EBITDA is to 1.00 [insert ratio from Item 2(C) below] for the four (4) fiscal quarters then ending, which is not greater than the required ratio (i) 4.25 to 1.00, calculated as of September 30, 2018 for the four (4) fiscal quarters then ending, and (ii) 3.75 to 1.00, calculated as of December 31, 2018 and as of the end of each fiscal quarter thereafter, in each case for the four (4) fiscal quarters then ending.

The calculations for the Gross Leverage Ratio are as follows:

(A)	Consolidated Indebtedness with respect to the Company and its Subsidiaries as set forth in Item 1(A)(vi) above	$

(B)	Consolidated EBITDA of the Company and its Subsidiaries as set forth in Item 1(B)(xvi) above	$

(C)	Item 2(A) divided by Item 2(B) equals the Gross Leverage Ratio		to 1.00

[2]	For the purposes of calculating Consolidated EBITDA, (i) with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis in a manner acceptable to the Administrative Agent, using historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period, and (ii) with respect to a business or assets conveyed or disposed of by the Loan Parties pursuant to Section 8.2.7 [Dispositions of Assets or Subsidiaries], Consolidated EBITDA shall be calculated on a pro forma basis as if such disposition or conveyance had been consummated at the beginning of such period.
[3]	Testing to commence for fiscal quarter ending September 30, 2018.

4

(3)	Minimum LTM EBITDA (Section 8.2.14(i)). As of the Report Date, the Consolidated EBITDA of the Company and its Subsidiaries is [insert from Item 1(B)(xvi) above], which is greater than the minimum amounts set forth below for the applicable periods, in each case calculated as of the end of each fiscal quarter for the twelve (12) calendar month-period then ending (without duplication):

Fiscal Quarter Ending	Minimum LTM EBITDA
December 31, 2016 through June 30, 2017	$18,500,000
September 30, 2017	$23,000,000
December 31, 2017	$25,000,000
March 31, 2018	$29,000,000
June 30, 2018	$31,000,000

(4)	Minimum Consolidated Fixed Charge Coverage Ratio (Section 8.2.14(ii)). As of the Report Date, the ratio of Consolidated EBITDA to Fixed Charge is to 1.00 [insert ratio from Item 4(C) below], which is greater than the minimum ratios set forth below for the applicable periods, in each case calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ending:

Fiscal Quarter Ending	Minimum Consolidated Fixed Charge Coverage Ratio
December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017	1.00 to 1.00
March 31, 2018 and thereafter	1.25 to 1.00

The calculations for the Consolidated Fixed Charge Coverage Ratio are as follows:

(A)	Consolidated EBITDA of the Company and its Subsidiaries as set forth in Item 1(B)(xvi) above	$

(B)	Fixed Charges with respect to the Company and its Subsidiaries, as of the Report Date, calculated as follows (to the extent actually paid in cash without duplication):	$

	(i) income taxes (excluding taxes related to repatriation of foreign cash and taxes related to non-ordinary course asset sales)	$

5

	(ii)	required principal payments on Indebtedness (without giving effect to any voluntary or mandatory prepayments)	$

	(iii)	required capital lease payments	$

	(iv)	dividends and redemptions	$

	(v)	capital expenditures	$

	(vi)	interest paid	$

	(vii)	the sum of Items 4(B)(i) through 4(B)(vi) equals the Fixed Charges of the Company and its Subsidiaries	$

(C)	Item 4(A) divided by Item 4(B)(vii) equals the Consolidated Fixed Charge Coverage Ratio			to 1.00

(5)	Undrawn Availability (Section 8.2.14(iii)).[4] As of the Report Date, the Undrawn Availability is $ , which amount is greater than or equal to $25,000,000.

(6)	Representations, Warranties and Covenants. The Borrowers are in compliance with, and have at all times complied with, the provisions of the Credit Agreement. The representations and warranties contained in Article 6 of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date of this certificate (except to the extent such representations and warranties refer to an earlier date, as of such earlier date) with the same effect as though such representations and warranties had been made on the date hereof, and the Borrowers have performed and complied with all covenants and conditions thereof.

(7)	Event of Default or Potential Default. No Event of Default or Potential Default exists as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

[4]	To be tested from Second Amendment Closing Date through and including June 30, 2018.

6

[SIGNATURE PAGE - QUARTERLY COMPLIANCE CERTIFICATE]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this              day of                 , 20    .

COMPANY (ON BEHALF OF ITSELF AND THE OTHER BORROWERS):

L.B. FOSTER COMPANY,
a Pennsylvania corporation

By:
Name:
Title:

Exhibit E to Second Amendment

Closing Agenda

[SEE ATTACHED]

Exhibit 1.1(N)(3) – Term Note

[SEE ATTACHED]

EXHIBIT 1.1(N)(3)

FORM OF

TERM NOTE

$________________	Pittsburgh, Pennsylvania

________ __, 20__

FOR VALUE RECEIVED, the undersigned, L.B. FOSTER COMPANY, a Pennsylvania corporation, CXT INCORPORATED, a Delaware corporation, SALIENT SYSTEMS, INC., an Ohio corporation, L.B. FOSTER RAIL TECHNOLOGIES, INC., a West Virginia corporation, L.B. FOSTER RAIL TECHNOLOGIES CANADA LTD., a corporation incorporated under the laws of Canada, and L.B. FOSTER RAIL TECHNOLOGIES, CORP., a corporation amalgamated under the laws of Canada (herein collectively called the “Borrowers”), hereby unconditionally, jointly and severally promise to pay to the order of ________________________________ (the “Payee”), the principal sum of ______________ and ___/100 Dollars (US$________________), which shall be payable to Payee in the amounts and on the dates set forth in that certain Second Amended and Restated Credit Agreement, dated as of March 13, 2015 (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), among the Borrowers, the other Borrowers and Guarantors now or hereafter party thereto, the Payee and the other Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”).

The Borrowers shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrowers pursuant to Section 4.1.4 [Term Loan Interest Rate Options] of, or as otherwise provided in, the Credit Agreement.

Subject to the provisions of the Credit Agreement, interest on this Term Note (this “Term Note”) will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement and on the Maturity Date. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Borrowers shall pay interest on the entire principal amount of the then outstanding Term Loans evidenced by this Term Note and all other obligations due and payable to the Payee pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the Principal Office, in lawful money of the United States of America in immediately available funds.

This Term Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

Each Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Term Note.

This Term Note shall bind the Borrowers and their respective successors and assigns, and the benefits hereof shall inure to the benefit of Payee, the Administrative Agent and the Lenders and their respective successors and assigns. This Term Note may be enforced by Payee or its respective successors or assigns. All references herein to the “Borrowers”, “Payee”, the “Administrative Agent” and the “Lenders” shall be deemed to apply to the Borrowers, Payee, the Administrative Agent and the Lenders, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

Upon the execution and delivery by any Person of a joinder or similar agreement to become a “Borrower” under the Credit Agreement, such Person shall become a “Borrower” under this Term Note with the same force and effect as if it were originally a party to this Term Note and named as “Borrower” on the signature pages hereto.

This Term Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law principles.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Term Note.

The liability of the Foreign Borrowers under this Term Note is subject to the provisions of Section 12.14 [Foreign Loan Parties] of the Credit Agreement. Notwithstanding anything to the contrary set forth in this Term Note, no Foreign Guarantor shall have any liability with respect to a Term Loan made to a Domestic Loan Party or other Obligation for which a Domestic Loan Party is the primary obligor.

Delivery of an executed counterpart of a signature page of this Term Note by facsimile or e-mail (in “pdf”, “tif “ or similar format) shall be effective as delivery of a manually executed counterpart of this Term Note.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 2 TO TERM NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned have executed this Term Note by their duly authorized officers with the intention that it constitute a sealed instrument.

BORROWERS:

L.B. FOSTER COMPANY,
a Pennsylvania corporation

By:	(SEAL)
Name:
Title:

CXT INCORPORATED,
a Delaware corporation

By:	(SEAL)
Name:
Title:

SALIENT SYSTEMS, INC.,
an Ohio corporation

By:	(SEAL)
Name:
Title:

L.B. FOSTER RAIL TECHNOLOGIES, INC.,
a West Virginia corporation

By:	(SEAL)
Name:
Title:

L.B. FOSTER RAIL TECHNOLOGIES CANADA LTD.,
a corporation incorporated under the laws of Canada

By:	(SEAL)
Name:
Title:

[SIGNATURE PAGE 2 OF 2 TO TERM NOTE]

L.B. FOSTER RAIL TECHNOLOGIES, CORP.,
a corporation amalgamated under the laws of Canada

By:	(SEAL)
Name:
Title: